Q3 Fiscal 2024 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of 21E of the Securities Exchange Act of 1934. All statements other than historical fact are forward-looking statements. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "will," "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "target," "aims" and other similar expressions or variations thereof. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q3 FY24 Summary

Consolidated Results

Q3 revenue increased 14% to $65.2 million
Gross margin of 32.1%, an improvement of 350 bps from prior year
Adjusted EBITDA increased 39% from prior year to $9.1 million
Operating Cash Flow of $10.4 million in the quarter, $26.9 million year to date

Service Segment

Q3 Revenue grew 15% versus prior year; organic revenue growth of 9.1%
Q3 Gross Profit grew 25% and gross margin expanded 250 bps to 32.5%
59th consecutive quarter of YoY revenue growth

Distribution Segment

Q2 Gross Profit increased 33% versus prior year
Q2 Gross Margin expanded 530 bps to 31.5% driven by mix of Rental revenue

Revenue

($ in millions)


Service Segment
15%
$36.0
$41.5
Q3 FY23
Q3 FY24


Distribution Segment
10%
$21.4
$23.7
Q3 FY23
Q3 FY24


Consolidated
14%
$57.4
$65.2
Q3 FY23
Q3 FY24

Q3 Consolidated revenue growth of 14% on strong performance in both segments

Service revenue growth of 15%, organic growth of 9%

Distribution revenue grew 10% vs prior year coupled with outstanding margins

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)



Service Segment
$10.8
$13.5
30.0%
32.5%
Q3 FY23
Q3 FY24
Distribution Segment
$5.6
$7.4
26.2%
31.5%
Q3 FY23
Q3 FY24
Consolidated
28%
$16.4
$20.9
28.6%
32.1%
Q3 FY23
Q3 FY24

Q3 Consolidated gross margin of 32.1% expanded 350 bps vs prior year

Service gross margin of 32.5% expanded 250 basis points, primarily due to improved productivity and inherent leverage resulting from organic revenue growth

Distribution gross margin expanded 530 bps primarily driven by a larger mix of higher margin Rental revenue

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)


Net Income
$1.6
$3.3
Q3 FY23
Q3 FY24
Diluted EPS
$0.21
$0.38
Q3 FY23
Q3 FY24
Adjusted EPS*
$0.35
$0.56
Q3 FY23
Q3 FY24

Q3 Net Income of $3.3M driven by strong performance and elimination of interest expense, as majority of debt was paid down in the quarter

Q3 Diluted EPS of $0.38 vs. $0.21 in prior year

Adjusted EPS of $0.56 up 60% vs. the prior year

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)



Service Segment
$4.6
$6.0
12.7%
14.4%
Q3 FY23
Q3 FY24
Distribution Segment
$2.0
$3.1
9.4%
13.3%
Q3 FY23
Q3 FY24
Consolidated
39%
$6.6
$9.1
11.5%
14.0%
Q3 FY23
Q3 FY24

Consolidated adjusted EBITDA up 39% driven by growth in both segments

Service segment adjusted EBITDA up 31%

Distribution adjusted EBITDA up 55%

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

TRANSCAT Trust in every measure

Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Nine Months Ended December 23, 2023	Nine Months Ended December 24, 2022
Net cash provided by operations	$26.9	$14.0
Capital expenditures (CapEx)	(9.1)	(7.1)
Operating free cash flow (FCF)**	**$17.8**	**$6.9**

Cash Flow has improved vs prior year

Capital expenditures up $2 million year over year and remain focused on Service capabilities/expansion, rental pool assets and technology; in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

TRANSCAT Trust in every measure

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	**December 23, 2023**	**December 24, 2022**
Cash and cash equivalents	$35.2	$1.6
Total debt	4.7	49.2
Total net debt	**($30.5)**	**$47.6**
Shareholders' equity	218.5	95.3
Total capitalization	**$223.2**	**$144.5**
Debt/total capitalization	2.1%	34.0%
Net debt/total capitalization	-13.7%	32.9%

0.12x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$80.0M available from credit facility at quarter-end

Revolving credit facility was paid off with the proceeds from the Secondary Offering.

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

2024 Expectations

Service segment: For Fiscal 2024, expect Service organic revenue growth to be in the high-single digit to low-double digit range and Service gross margin improvement from prior year.

Total Transcat: We expect the fiscal 2024 income tax rate to be in the range of 24% to 26%.

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of October 30, 2023*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* **13743750**
  Telephone replay available through **Tuesday, February 6, 2024**

- Webcast / Presentation / Replay available at
  https://www.transcat.com/investor-relations

Supplemental Information

TRANSCAT®
Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)	FY 2023 Q3	FY 2024 Q3	FY 2024 Q3 TTM
Net Income	$ 1,601	$ 3,348	$ 10,415
+ Interest Expense	726	(266)	2,219
+ Other Expense / (Income)	313	289	552
+ Tax Provision	523	923	3,246
Operating Income	$ 3,163	$ 4,294	$ 16,432
+ Depreciation & Amortization	2,824	3,783	12,554
+ Transaction Expense	-	165	737
+ Acquisition Earn-Out Adjustment	96	-	2,800
+ Other (Expense) / Income	(313)	(289)	(552)
+ Noncash Stock Compensation	815	1,167	3,958
Adjusted EBITDA	$ 6,585	$ 9,120	$ 35,929

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2023 Q3	FY 2024 Q3
Service Operating Income	$ 1,836	$ 2,966
+ Depreciation & Amortization	2,268	2,362
+ Transaction Expense	96	117
+ Acquisition Earn-Out Adjustment	-	-
+ Other (Expense) / Income	(214)	(203)
+ Noncash Stock Compensation	576	737
Service Adjusted EBITDA	$ 4,562	$ 5,979
Distribution Operating Income	$ 1,327	$ 1,328
+ Depreciation & Amortization	556	1,421
+ Transaction Expense	-	48
+ Acquisition Earn-Out Adjustment	-	-
+ Other (Expense) / Income	(99)	(86)
+ Noncash Stock Compensation	239	430
Distribution Adjusted EBITDA	$ 2,023	$ 3,141
Service EBITDA	$4,562	$5,979
Distribution EBITDA	$2,023	$3,141
Total Adjusted EBITDA	$6,585	$9,120

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TRANSCAT® Trust in every measure

Adjusted Diluted EPS Reconciliation

($ in thousands)

($ in thousands except per share data)	FY 24 Q3	FY 23 Q3
GAAP Net Income	$ 3,348	$ 1,601
Add back (deduct)	$ 1,618	$ 1,075
Amortization of Intangibles	1,674	1,180
Acquisition deal costs	78	96
Acq Stock Expense	265	158
Acquisition Amortization of backlog	24	-
Income Tax Effect at 25%	(510)	(359)
Acquisition Earn-Out Adjustment	87	-
Non-GAAP adjusted net income	$ 4,966	$ 2,676
Average diluted shares outstanding	8,752	7,666
Diluted income per share - GAAP	$ 0.38	$ 0.21
Diluted income per share - Non-GAAP	$ 0.57	$ 0.35

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.